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                    Consent of Independent Auditors




The Board of Directors
Jefferson Bankshares, Inc.:


     We consent to incorporation by reference in (1) Registration Statement No. 33-56025 on Form S-3, (2) Registration Statement No. 33-56121 on Form S-8, and
(3) Registration Statement No. 33-57461 on Form S-8 of Jefferson Bankshares, Inc. of our report dated January 17, 1995 relating to the consolidated balance sheets of Jefferson Bankshares, Inc. and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Jefferson Bankshares, Inc. Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994 and SFAS No. 109, Accounting for Income Taxes, in 1993.



                                KPMG Peat Marwick LLP


Richmond, Virginia
March 27, 1995